U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 20, 2004

                              IBIZ TECHNOLOGY CORP.

             (Exact name of Registrant as specified in its charter)

                                     Florida
            (State or jurisdiction of incorporation or organization)

                                     0-27619
                            (Commission File Number)

                                   86-0933890
                     (I.R.S. Employer Identification Number)

            2238 West Lone Cactus, Suite 200, Phoenix, Arizona 85027
               (Address of principal executive offices) (Zip Code)

                  Registrant's telephone number: (623) 492-9200

          (Former name or former address, if changed since last report)


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ITEM 5.  Other Events and Required FD Disclosure

On July 20, 2004, iBIZ Technology Corp. entered into a License and Distribution Agreement with Virtual Devices, Inc., a Pennsylvania corporation ("VDI"). iBIZ was granted an exclusive license to distribute the Stand Alone Accessory Virtual Keyboard Devices for personal digital assistants, mobile device and other touch point applications.

The price of the License and Distribution Agreement is $800,000, with $300,000 paid upon execution and the balance to be paid upon certain milestones. In addition, iBIZ agreed to fund/and or supply in-kind services of approximately $200,000 and agreed to pay royalties.

The agreement is for 3 years and may be terminated upon 90 days notice prior to the end of the term.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Number                   Description

10                       License and Distribution Agreement dated July 20, 2004


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                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              iBIZ Technology Corp.



Dated: July 27, 2004                By: /s/  Kenneth W. Schilling
                                        Kenneth W. Schilling, President